UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2005

AMERICAN STANDARD COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On April 1, 2005, American Standard Companies Inc., a Delaware corporation (“Holdings”), American Standard Inc., a Delaware corporation (the “Company”), and American Standard International Inc., a Delaware corporation (together with Holdings, the “Guarantors”), and The Bank of New York Trust Company, N.A., as trustee, entered into an Indenture dated April 1, 2005 (the “Indenture”) in connection with the issuance and sale by the Company of $200,000,000 aggregate principal amount of the Company’s 5 1/2% Senior Notes due 2015 guaranteed pursuant to guarantees (the “Guarantees”) of the Guarantors, pursuant to the terms of the Indenture. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Indenture and the Senior Notes and Guarantees issued thereunder, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On April 1, 2004, the Company sold through a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $200,000,000 in aggregate principal amount of Senior Notes pursuant to the Indenture. The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

     The Company issued the Senior Notes at a purchase price of 99.704% per Senior Note, bearing an interest rate of 5 1/2% and maturing on April 1, 2015 to certain initial purchasers of such Senior Notes. Interest on the Senior Notes will be payable semi-annually on April 1 and October 1 of each year, beginning October 1, 2005, to the person in whose name such Senior Notes is registered at the close of business on the March 15 or September 15, respectively, preceding such interest payment date. Interest on the Senior Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to the Indenture, the Company is generally not limited in its ability to incur additional indebtedness nor required to maintain financial ratios or specified levels of net worth or liquidity. However, the Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of the Company’s subsidiaries to incur liens on assets to secure debt, enter into certain sale and leaseback transactions, and merge or consolidate with another company or sell substantially all of its assets.

     The Company, at its option, may at any time and from time to time redeem all or any portion of the Senior Notes on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Senior Notes to be redeemed. The Senior Notes will be redeemable at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Senior Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months). The discount rate for the Senior Notes will be the Treasury Rate (as defined in the Indenture) plus 15 basis points.

     The Indenture provides that each of the following is an event of default: (1) a default for 30 days in payment of any interest due with respect to the Senior Notes; (2) default in payment of principal or premium, if any, on the Senior Notes; (3) default for 90 days after written notice to the Company by the trustee or by holders of not less than 25% in principal amount of the Senior Notes then outstanding in the performance of any covenant or other agreement in the Indenture or the Senior Notes for the benefit of the Senior Notes; and (4) certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes within ten days after notice to the Company may declare all the Senior Notes to be due and payable immediately, together with interest, if any, accrued thereon.

     Under the terms of a Registration Rights Agreement, dated as of April 1, 2005, among the Company, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and the other initial purchasers named therein, the Company agreed to register notes having substantially identical terms as the Senior Notes with the Securities and Exchange Commission (the “Commission”) as part of an offer to exchange non-restricted exchange notes (the “Exchange Notes”) for the Senior Notes. The Company has agreed to file a registration statement for the Exchange Notes with the Commission within 120 days from April 1, 2005 and to use its commercially reasonable efforts to cause such registration statement to be declared effective within 210 days from April 1, 2005. Under certain circumstances, the Company will be obligated to file a shelf registration statement with respect to the Senior Notes. Under the Registration Rights Agreement, if the Company fails to satisfy certain filing and other obligations with respect to the exchange, the Company will be obligated to pay an additional annual interest rate on the Senior Notes of up to 0.50% per annum. Such additional interest would cease to accrue once such default is remedied.

     The description set forth above is qualified in its entirety by the Indenture, the form of Senior Note and the Registration Rights Agreement filed herewith as exhibits.

     A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference. A press release issued by the Company on April 1, 2005 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Indenture, dated as of April 1, 2005, between the Company, Holdings, American Standard International Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of April 1, 2005, among the Company, Citigroup Global Markets Inc. J.P. Morgan Securities Inc., and the other initial purchasers named therein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.
By:	/s/ RICHARD S. PARADISE
Name: Richard S. Paradise
Title: Vice President and Controller

DATE: April 1, 2005